Exhibit 10.7

Partner Agreement Between

OZ Management LP and Jeffrey C. Blockinger

This Partner Agreement dated as of June 22, 2011 (the “Reallocation Date”) (as amended, modified, supplemented or restated from time to time, this “Agreement”) reflects the agreement of OZ Management LP (the “Partnership”) and Jeffrey C. Blockinger (the “Limited Partner”) with respect to certain matters concerning the reallocation from the Partnership to the Limited Partner of the unvested Class A Common Units described herein. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of September 30, 2009 (as amended, modified, supplemented or restated from time to time, the “Limited Partnership Agreement”). This Agreement shall be a “Partner Agreement” (as defined in the Limited Partnership Agreement).

WHEREAS, the Partner Management Committee (the “Committee”), pursuant to the Limited Partnership Agreement, has determined to reallocate certain unvested Class A Common Units (the “Reallocable Units”) from a certain other Limited Partner who has been subject to a Withdrawal to the Partnership and thereafter a certain number of the Reallocable Units shall be reallocated from the Partnership to the Limited Partner on the Reallocation Date; and

WHEREAS, the Committee has determined that the Reallocable Units to be reallocated to the Limited Partner shall convert to Class D-5 Common Units immediately prior to the receipt by the Limited Partner of such Reallocable Units.

1. Conversion and Vesting of the Reallocable Units received by the Limited Partner. With respect to the Limited Partner and the Reallocable Units to be reallocated to him, the Limited Partner acknowledges that (i) each Reallocable Unit reallocated to him as described above shall have converted into one Class D-5 Common Unit in the Partnership immediately prior to receipt of each such Common Unit by him and (ii) the Limited Partner will have such rights and obligations with respect to the Reallocable Units reallocated to him as provided by the Limited Partnership Agreement with respect to Common Units of the relevant series of Class D Common Units, except as provided in this Section 1. Notwithstanding the provisions of Sections 8.3(a)(ii) and 8.4 of the Limited Partnership Agreement, the Reallocated Units reallocated to the Limited Partner shall vest in equal installments on each anniversary of the Limited Partner’s admission to the Partnership occurring after the Reallocation Date for four years, beginning on September 30, 2011. If any of the Class D-5 Common Units of the Limited Partner or his Related Trusts, if any, are reallocated pursuant to the provisions of this Agreement and the Limited Partnership Agreement, each such Class D-5 Common Unit shall automatically convert into one Class A Common Unit upon such reallocation but will remain subject to the same vesting requirements as the Class D-5 Common Units of the Limited Partner had been before his Withdrawal. References in the Limited Partnership Agreement to Sections thereof that are modified by this Agreement shall be deemed to refer to such Sections as modified hereby.

2. Miscellaneous.

(a) Any notice required or permitted under this Agreement shall be given in accordance with Section 10.10 of the Limited Partnership Agreement.

(b) Except as specifically provided herein, this Agreement cannot be amended or modified except by a writing signed by both parties hereto.

(c) This Agreement and any amendment hereto made in accordance with Section 2(b) hereof shall be binding as to executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Limited Partner, and may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

(d) If any provision of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the greatest extent possible, in a manner which shall render it valid and enforceable, and any limitations on the scope or duration of any such provision necessary to make it valid and enforceable shall be deemed to be part thereof, and no invalidity or unenforceability of any provision shall affect any other portion of this Agreement unless the provision deemed to be so invalid or unenforceable is a material element of this Agreement, taken as a whole.

(e) The failure by any party hereto to enforce at any time any provision of this Agreement, or to require at any time performance by any party hereto of any provision hereof, shall in no way be construed as a waiver of such provision, nor in any way affect the validity of this Agreement or any part hereof, or the right of any party hereto thereafter to enforce each and every such provision in accordance with its terms.

(f) The Limited Partner acknowledges and agrees that, in the event of any conflict between the terms of the Limited Partnership Agreement and the terms of this Agreement with respect to the rights and obligations of the Limited Partner, the terms of this Agreement shall control. Except as specifically provided herein, this Agreement shall not otherwise affect any of the terms of the Limited Partnership Agreement.

IN WITNESS WHEREOF, this Partner Agreement is executed and delivered as of the date first written above by the undersigned, and the undersigned do hereby agree to be bound by the terms and provisions set forth in this Partner Agreement.

GENERAL PARTNER:

OCH-ZIFF HOLDING CORPORATION, a Delaware corporation

By:	/s/ Joel Frank

Name:	Joel Frank
Title:	Chief Financial Officer

LIMITED PARTNER:

/s/ Jeffrey C. Blockinger
Name: Jeffrey C. Blockinger